Exhibit 10.1

CREDIT AGREEMENT

BY AND BETWEEN

LEGACY MARKETING GROUP,

as Borrower

and

WASHINGTON NATIONAL INSURANCE COMPANY,

as Lender

July 20, 2006

TABLE OF CONTENTS

Section 1.  ACCOUNTING TERMS - DEFINITIONS

1

Section 2.  THE TERM LOAN

9

Section 3.  REPRESENTATIONS AND WARRANTIES

14

Section 4.  GUARANTEES OF AND SECURITY FOR THE OBLIGATIONS

16

Section 5.  AFFIRMATIVE COVENANTS OF BORROWER

16

Section 6.  NEGATIVE COVENANTS OF BORROWER AND CONSOLIDATED GROUP

20

Section 7.  CONDITIONS OF LENDING

24

Section 8.  EVENTS OF DEFAULT

26

Section 9.  EFFECT OF EVENT OF DEFAULT

27

Section 10.  WAIVER - AMENDMENTS

27

Section 11.  NOTICES

27

Section 12.  COSTS, EXPENSES AND TAXES

28

Section 13.  CONFIDENTIALITY

28

Section 14.  SEVERABILITY

29

Section 15.  CAPTIONS

29

Section 16.  GOVERNING LAW - JURISDICTION

29

Section 17.  PRIOR AGREEMENTS

29

Section 18.  SUCCESSORS AND ASSIGNS

29

Section 19.  INFORMATION SHARING

29

Section 20.  INDEMNIFICATION

30

Section 21.  PARTIAL RELEASES OF COLLATERAL AND CONSENTS

30

Section 22.  JURY WAIVER

30

Exhibits:

A - Form of Term Note

B - Form of Guaranty from Personal Guarantors

C - Form of Guaranty from Entity Guarantors

D - Form of Assignment of Policy as Collateral Security

E - Form of Security Agreement from Borrower and Entity Guarantors

Schedules:

3e. - Litigation and Contingent Liabilities of the Consolidated Group

3f. - Existing Liens on Property of Members of Consolidated Group

5f.(ii) – Maximum Leverage Ratio

5f.(iii) – Minimum Interest Coverage

6a. - Permitted Restricted Payments

6c. - Existing Guarantees

6j. - Permitted indebtedness for borrowed money

6m. – Deposit Accounts

6n. – Securities Accounts

2

CREDIT AGREEMENT

LEGACY MARKETING GROUP, a California corporation (the “Borrower”), and WASHINGTON NATIONAL INSURANCE COMPANY, an Illinois corporation (the “Lender”), agree as follows:

Section 1.  ACCOUNTING TERMS - DEFINITIONS.

  All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with generally accepted accounting principles except as may be otherwise specifically provided in this Agreement.  Other terms utilized but not otherwise defined herein shall have the meanings ascribed to such terms by the Uniform Commercial Code as in effect in the state of Illinois, except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of capital stock, by contract or otherwise.

“Agreement” means this Credit Agreement between Borrower and Lender, as it may from time to time be amended.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect as of the date of this Agreement in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.b hereof, including, without limitation, Borrower, so long as they are considered effective hedgers under FASB 133, excluding all balance sheet impact from FASB 133 (by utilizing the FASB 133 Exception) preparing its financial statements and when calculating relevant covenants contained in this Agreement.

If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein (“Covenant Accounting Changes”), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Borrower’s consolidated financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Covenant Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to Lender.  If such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.b hereof except as agreed in connection with the Covenant Accounting Changes set forth in such an amendment and together with any changes in generally accepted accounting principles after the date of such amendment which are not Covenant Accounting Changes.

“Applicable Bank” means the depositary institution selected by Lender at which any Deposit Account is maintained.

“Applicable Floating Rate Margin” means 2.5% per annum.

“Applicable Eurodollar Margin” means 3.5% per annum.

“Assignment of Policy as Collateral Security” is used as defined in Section 4.

“Authorized Officer” means such officer or other representative whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to Lender by a certified copy of an appropriate authorizing resolution or other evidence of authority of Borrower.

 “Basis Point” means one-one hundredth of one percent (.01%).

“Borrower” is used as defined in the Preamble.

“Business Day” means any day on which banks located (i) in Indianapolis, Indiana or such other city in which the principal corporate office of Lender or its affiliates is located and (ii) in the city in which the principal corporate office of Borrower or Regan Holding Corp. is located, are generally open for business.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of the Consolidated Group prepared in accordance with GAAP.

“Change of Control” shall be deemed to have occurred if (i) there shall have been consummated (A) any consolidation or merger of Regan Holding Corp. with or into any other corporation in which Regan Holding Corp. is not the continuing or surviving corporation or pursuant to which shares of Regan Holding Corp.’s common stock (“Common Stock”), would be converted into cash, securities or other property, other than a merger of Regan Holding Corp. in which the holders of the Common Stock immediately prior to the merger have ownership of at least a majority of the common stock of the surviving corporation immediately after the consolidation or merger or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of (x) all or substantially all of the assets of Regan Holding Corp. or (y) a majority of the common stock or other common equity of any Significant Subsidiary (as such terms is defined in Rule 405 under the Securities Act of 1933, as amended) has occurred; (ii) Regan Holding Corp.’s stockholders have approved any plan or proposal for the liquidation or dissolution of Regan Holding Corp.; (iii) any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a present Ten Percent Beneficial Owner (as such term is defined in Rule 16a-2 under the Exchange Act), becomes the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 10% or more of Regan Holding Corp.’s outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute Regan Holding Corp.’s entire board of directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Regan Holding Corp.’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Waterfall Agreement” means the Collection Waterfall Agreement of even date herewith among Lender, Borrower, the Personal Guarantors and the Entity Guarantors.

“Consolidated” and “consolidated” refers to the consolidation of the accounts of the Consolidated Group in accordance with Agreement Accounting Principles.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Net Interest Expense, (ii) income taxes, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Consolidated Group on a consolidated basis.  Both Consolidated Net Interest Expense and income taxes to be calculated in accordance with Agreement Accounting Principles.

“Consolidated Current Assets” of the Consolidated Group means, as of any date, the current assets of the Consolidated Group determined as to amount and classification on a consolidated basis as of such date in accordance with Agreement Accounting Principles.

 “Consolidated Funded Debt” means, as of any date, the sum (without duplication) of (i) the aggregate indebtedness for borrowed money (including, but not limited to, the Term Loan and any other amounts owed under this Agreement), the deferred and unpaid balance of the purchase price for acquired assets or properties, and capitalized lease obligations, in each case that would be included on a consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with Agreement Accounting Principles, plus (ii) all liabilities secured as of such date by any mortgage, security interest or other lien on any assets or property owned by any member of the Consolidated Group, to the extent such liabilities are the obligation of a Person that is not a member of the Consolidated Group and would not be included on a consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with Agreement Accounting Principles, plus (iii) all liabilities that any member of the Consolidated Group has guaranteed or otherwise committed itself to repay or provide funds for repayment, to the extent such liabilities are the obligation of a Person that would not be included on a consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with Agreement Accounting Principles, plus (iv) all letter of credit obligations of members of the Consolidated Group.

 “Consolidated Group” as of any date means the Consolidated Group consisting of Regan Holding Corp. and each of its Consolidated Subsidiaries as of such date.

“Consolidated Net Income” of the Consolidated Group for any period means the net income of the Consolidated Group determined on a consolidated basis for such period in accordance with Agreement Accounting Principles, after adding back minority interests of Consolidated Subsidiaries to the extent excluded in determining Consolidated Net Income, but excluding any portion of the net income of any Person that is not a Consolidated Subsidiary of the Consolidated Group.

“Consolidated Net Interest Expense” of the Consolidated Group for any period means the interest that is expensed (or, under Agreement Accounting Principles, would be expensed) during such period by the Consolidated Group.

“Consolidated Net Worth” for the Consolidated Group means, as of any date, the sum of (i) the aggregate of all assets (excluding treasury stock) which would be shown on a consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with Agreement Accounting Principles, minus (ii) all Consolidated Total Liabilities of the Consolidated Group as of such date.

“Consolidated Operating Cash Flow” of the Consolidated Group for any period means the sum, without duplication, of (i) the Consolidated Net Income of the Consolidated Group for such period after eliminating therefrom all non-cash ordinary and extraordinary items and gain or loss on sale or other disposition of fixed assets, plant or equipment, plus (ii) Consolidated Net Interest Expense, income taxes, depreciation and amortization, in each case to the extent included in determining such Consolidated Net Income for such period.

“Consolidated Subsidiary” of the Consolidated Group as of any date means any current or future Subsidiary of the Consolidated Group which as of such date would be consolidated on the consolidated balance sheet of the Consolidated Group in accordance with Agreement Accounting Principles as in effect on the Closing Date.

“Consolidated Total Liabilities” of the Consolidated Group means, as of any date, the aggregate of all obligations (including, without limitation, redeemable stock of Regan Holding Corp.) which would be classified as liabilities on a consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with Agreement Accounting Principles.

“Control Securities Accounts” means the restricted securities account nos. 19R001405, 19R001421, 19R890005, 19R001439 and 19R001447, maintained by Borrower at Pershing, LLC for which Borrower, Lender and Pershing LLC have entered into a control agreement which requires the consent of Lender for any withdrawals of amounts other than interest and dividend income or the customary fees of Pershing LLC.

"Conversion Date" means June 30, 2007.

 “Deposit Account” means the restricted deposit account(s) maintained by Borrower (and/or any applicable Guarantor) at the Applicable Bank in which Lender has a perfected first security interest subject to the terms of the Security Agreement and the applicable control agreement(s).

“Dollars” and “$” means the currency of the United States of America.

“Entity Guarantor” means each of Regan Holding Corp. and all current and future subsidiaries that account for greater than 1% of the consolidated assets or 5% of the consolidated revenues of Regan Holding Corp., including, without limitation, Legacy Advisory Services, Inc., and Imagent Online LLC (but not including, for so long as it is a registered broker-dealer, Legacy Financial Services, Inc.).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any of the events described in Section 8.

“Excess Cash Flow” means, for any fiscal period of Borrower, the excess, if any, of (a) the sum, without duplication, of (i) the Consolidated Net Income for such fiscal period, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, and (iii) the aggregate net amount of non cash loss on the disposition of property by the Consolidated Group during such fiscal period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Consolidated Group in cash during such fiscal period on account of Capital Expenditures (excluding the principal amount of indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of asset dispositions that have not yet been used to pay down the Term Loan), (iii) the aggregate amount of all optional prepayments of the Term Loan during such fiscal period, (iv) the aggregate amount of all regularly scheduled principal payments of long term debt (including the Term Loan) of the Consolidated Group made during such fiscal period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), and (v) the aggregate net amount of non-cash gain on the disposition of property by the Consolidated Group during such fiscal period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such net income.

“Funded Debt” means, as of any date, with respect to a Person, the sum (without duplication) of (i) the aggregate indebtedness for borrowed money, the deferred and unpaid balance of the purchase price for acquired assets or properties, and capitalized lease obligations of such Person, plus (ii) all liabilities secured as of such date by any mortgage, security interest or other lien on any assets or property of such Person, plus (iii) all liabilities guaranteed or otherwise committed itself to repay or provide funds for repayment, to the extent such liabilities are the obligation of such Person, plus (iv) all letter of credit obligations of such Person.

“Guarantor” means each of the Entity Guarantors and the Personal Guarantors, as the case may be.

“Guaranty Agreements” is used as defined in Section 4.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) the sum of (A) the Consolidated Operating Cash Flow of the Consolidated Group for the 12-month period ending on such day, minus (B) Capital Expenditures, to (ii) the sum of (A) the Consolidated Net Interest Expense of the Consolidated Group for such 12-month period, to the extent payable in cash, plus (B) Restricted Payments paid during such period.

“Interest Period” means each consecutive 1, 2, 3 or 6 month period effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead as of the last day of such calendar month.

“Lender” is used as defined in the Preamble.

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) the Consolidated EBITDA for the immediately preceding four (4) fiscal quarters, to (ii) the Consolidated Funded Debt as of such date.

“LIBOR-based Rate” means that per annum rate of interest which is equal to the sum of the Applicable Eurodollar Margin plus the LIBOR Rate.

“LIBOR Rate”  means the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of as shown on the display designated as “British Bankers Assoc. Interest Settlement Rates” on the Telerate System (“Telerate”), Page 3750, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document” means any of this Agreement, the Term Note, the Security Agreement, the Guaranty Agreements, the Collection Waterfall Agreement, the Assignment of Policy as Collateral Security, and any other instrument or document which evidences or secures the Term Loan or any of them or which expresses an agreement as to terms applicable to the Term Loan, and in the plural means any two or more of the Loan Documents, as the context requires.

“London Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and each Entity Guarantor, taken as a whole, (b) the ability of Borrower or any Entity Guarantor to perform any of its obligations under the Loan Documents to which it is a party, (c) any collateral securing the Obligations, or Lender’s liens on any such collateral or the priority of such liens, or (d) the rights of or benefits available to Lender thereunder.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Term Loan) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable and (iv) in the case of (b)(ii) and (iii) above, the amount of such proceeds reinvested by any member of the Consolidated Group, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer).

“Net Worth” for a Person means, as of any date, the sum of (i) the aggregate of all assets (excluding treasury stock) which would be shown on a balance sheet of the Person as of such date prepared in accordance with Agreement Accounting Principles, minus (ii) the aggregate of all obligations which would be classified as liabilities on a balance sheet of the Person as of such date prepared in accordance with Agreement Accounting Principles.

“Non-Control Securities Accounts” means Securities Accounts designated as nos. 19R001413 and 19R001454 maintained by the Borrower with Pershing, LLC, which may be margin accounts maintained by the Borrower with Pershing LLC and in which any security interest granted to Lender will be junior and subordinate to any security interest in favor of Pershing LLC and the other Securities Accounts of Borrower with Wells Fargo Bank and Morgan Keegan,  which though subject to a control agreement with such entities, will permit the Borrower to make withdrawals until Lender notifies such securities intermediaries that there has been an Event of Default hereunder and that pursuant to the terms of the Security Agreement and as permitted under the Collection Waterfall Agreement, Lender is exercising exclusive control over such accounts.

“Note” means the Term Note, together with all renewals, amendments and substitutions thereof.

“Obligations” means all obligations of Borrower and the Entity Guarantors in favor of Lender of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to, but without duplication;  (i) all of such obligations on account of the Term Loan; (ii) any guaranty thereof by any Entity Guarantor; (iii) all other obligations arising under any Loan Document as amended from time to time; and (iv) all other obligations, agreements in existence from time to time.

“Officer’s Certificate” means a certificate in a form reasonably acceptable to Lender signed by the chief executive officer or the chief financial officer of Borrower, confirming that all of the representations and warranties contained in Section 3 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that:  (i) the representation contained in Section 3.1.d shall be construed so as to refer to the latest financial statements which have been furnished to Lender as of the date of any Officer’s Certificate, and (ii) all other representations will be construed to have been amended to conform with any changes of which Borrower shall have previously given Lender notice in writing.  The Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by Borrower to correct it.

“Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

“Personal Guarantor” means each of Lynda L. Regan and R. Preston Pitts.

“Plan” means an employee pension benefit plan as defined in ERISA.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Borrower or any Entity Guarantor, with a value in excess of (i) $100,000 as to any individual sale, transfer or disposition or series of related sales, transfers or other disposition (other than the long term care commissions hereinafter described) not reinvested in a like-kind asset unless otherwise agreed by Lender in writing, and (ii)  up to $150,000 in the case of a one-time sale of long-term care commissions by Borrower, or (iii) $500,000 in the aggregate during the term of the Term Loan unless otherwise agreed by Lender in writing; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Consolidated Group with a fair value immediately prior to such event equal to or greater than $100,000 as to any individual loss or greater than $500,000 with respect to all losses (unless any insurance or other recovery with respect thereto is reinvested in a like-kind asset); or

(c) the issuance by Borrower or any Entity Guarantor of any equity interests, or the receipt by Borrower or any Entity Guarantor of any capital contribution (except as a result of the exercise of any stock options or as a result of capital contributions made by and among Regan Holding Corp. and the Entity Guarantors in the normal and ordinary course of business and in a manner consistent with historical practice);

(d) the incurrence by Borrower or any Entity Guarantor of any Funded Debt, other than Funded Debt not in excess of the lesser of (i) 50.0% of the value of assets in the Non-Control Securities Accounts maintained with Pershing LLC, (ii) 15.0% of the value of assets in all Securities Accounts maintained by the Borrower with Pershing, LLC, or (ii) $2,000,000; or

(e) the death of either of the Personal Guarantors to the extent of the insurance proceeds collected by Regan Holding Corp. on the existing key-man life insurance policies.

 “Prime-based Rate” means a variable per annum rate of interest which is equal to the sum of the Applicable Floating Rate Margin plus the Prime Rate.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Bank of America, N.A. or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Relevant Date” means the date of determination, as the context requires.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in Regan Holding Corp., any Entity Guarantor or Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in Regan Holding Corp., any Entity Guarantor or Borrower or any option, warrant or other right to acquire any such equity interests in Regan Holding Corp., any Entity Guarantor or Borrower, except (i) as required with respect to redeemable stock and (ii) for dividends or distributions paid to Regan Holding Corp. by Borrower or the Entity Guarantors in the normal and ordinary course of business and in a manner consistent with historical practice.

“Securities Account” means any securities account maintained by Borrower (and/or any applicable Guarantor) at a securities intermediary in which Lender has been granted a security interest subject to the terms of the Security Agreement.

“Security Agreement” means the Security Agreement of even date herewith from Borrower and the Entity Guarantors, as the same may be amended modified or replaced from time to time.

“Subsidiary” means, as of any date of determination, any corporation, partnership or limited liability company, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Consolidated Group or one or more Subsidiaries of such Consolidated Group, or (ii) in the case of a partnership or limited liability company, which is controlled by the Consolidated Group, one of its Subsidiaries, and of which at least a majority of the ownership interests are at the time owned by such Consolidated Group or one or more of its Subsidiaries.  For purposes of this definition, a partnership or limited liability company shall be “controlled by” a Person if such Person possesses the power to direct or cause the direction or management or policies of the partnership or limited liability company.

“Term Loan” is used as defined in Section 2.a.

“Term Loan Commitment” means a maximum principal amount of Six Million and NO/100 Dollars ($6,000,000.00) less any principal repayments of the Term Loan.

“Term Note” is used as defined in Section 2.a(ii).

“Unmatured Event of Default” means any event specified in Section 8, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

Section 2.  THE TERM LOAN.

  Subject to all of the terms and conditions of this Agreement, Lender will make the Term Loan described in this Section to Borrower.

(a)

The Term Loan.  Lender will make a non-revolving multiple advance term loan (the “Term Loan”) to Borrower contemporaneously with the execution of this Agreement on the following terms and subject to the following conditions:

(i)

Amount.  The original principal amount of the Term Loan shall be Six Million and NO/100 Dollars ($6,000,000.00).

(ii)

The Term Note.  The obligation of Borrower to repay the Term Loan shall be evidenced by a promissory note (the “Term Note”) in the form of Exhibit “A”  Prior to maturity of the Term Loan, Borrower will make quarterly principal payments, due on the first day of each January, April, July and October, commencing July 1, 2007, each in the amount of (i) 3.75% of the outstanding principal balance of the Term Loan as of the Conversion Date for the first four principal payments, (ii) 5.0% of the outstanding principal balance of the Term Loan as of the Conversion Date for the next twelve quarterly principal payments and (iii) 6.25% of the outstanding principal balance of the Term Loan as of the Conversion Date for the final four quarterly principal payments; provided, however, that such quarterly payments shall be reduced, in order of maturity, by any other principal payment made under this Section or otherwise.  The principal of the Term Loan shall be due and repayable in full on April 1, 2012, on which date the entire principal balance of the Term Loan shall be due and payable together with all accrued and unpaid interest.  Until the Maturity Date, Borrower shall additionally semi-annually prepay the Term Loan on each March 31 and September 30, commencing March 31, 2008 in an amount equal to fifty percent (50.0%) of the Consolidated Group’s Excess Cash Flow for the immediately preceding semi-annual six (6) month fiscal periods ended (as of December 31 and June 30) immediately prior to each of such payment dates, but only to the extent that as a result of such prepayment the Consolidated Group would not have combined balances of cash and marketable securities of less than the value of assets in the Securities Accounts held by Pershing LLC, plus an additional $4,000,000.00 (such amount to be adjusted as mutually agreed upon by the parties following any merger, sale, consolidation, acquisition, spin-off or other similar business combination or transaction involving any of the Consolidated Group).  Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by an Authorized Officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Lender.  In the event and on each occasion that any Net Proceeds are received by or on behalf of Borrower or any Entity Guarantor in respect of any Prepayment Event, Borrower shall, immediately after such Net Proceeds are received by Borrower or any Entity Guarantor, prepay the Term Loan in an aggregate amount equal to 100% of such Net Proceeds.

(iii)

Interest on the Term Loan.  The unpaid principal balance from time to time of the Term Loan shall bear interest from the date the first disbursement of proceeds of the Term Loan is made prior to the maturity of the Term Note at a rate per annum equal to the Prime-based Rate, except that at the option of Borrower exercised from time to time as provided in Section 2.b(i), interest may accrue prior to maturity on the entire outstanding balance of the Term Loan or on any portion thereof which is an integral multiple of $100,000.00 (unless the selection is for the entire outstanding principal balance of the Term Loan) and as to which no LIBOR-based Rate previously selected remains in effect at a LIBOR-based Rate; provided that no LIBOR-based Rate may be elected for a period extending beyond the scheduled final maturity of the Term Loan.  After maturity, whether scheduled maturity or maturity by virtue of acceleration on account of the occurrence of an Event of Default, interest will accrue on the Term Loan at a rate per annum equal to the Prime-based Rate plus Two Hundred (200) Basis Points, except that as to any portion of the Term Loan for which Borrower may have elected a LIBOR-based Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime-based Rate plus Two Hundred (200) Basis Points per annum or the LIBOR-based Rate then in effect plus Two Hundred (200) Basis Points.  Prior to maturity, (A) interest accruing at a Prime-based Rate shall be due and payable on the last Business Day of each calendar quarter and (B) interest accruing at a LIBOR-Based Rate shall be payable on the last day of each Interest Period relating to such portion of the Term Loan (provided that if the Interest Period is in excess of Three (3) months, interest will be paid each Three (3) months following the first day of such Interest Period).  After maturity, interest shall be payable as accrued and without demand.

(iv)

Deposit Account Administration.  Except as may otherwise be expressly agreed to by Lender (in writing), all of the Trailing Commissions (as such term is defined in the Collection Waterfall Agreement) shall be immediately deposited into a Deposit Account within two (2) Business Days of receipt of such funds from the relevant insurance company.  Lender shall receive from the Applicable Bank daily cash balance information for the Deposit Account and notice from the Applicable Bank of all debits, payments and charges to and regular monthly or periodic statements of the accounting for the Deposit Account.  Following an Event of Default, the cash release from the Deposit Account will cease immediately and any release of funds from the Deposit Account thereafter will be at the sole discretion of Lender.

 (v)

Use of Proceeds of the Term Loan.  The proceeds of the Term Loan shall be used in their entirety to partially finance Borrower’s working capital requirements and other proper corporate purposes, and to pay accrued but unpaid interest on the Term Loan prior to maturity.

(vi)

Procedure for Disbursements.  Each disbursement of principal under the Term Loan (each, a “Disbursement”) shall be conditioned upon receipt by Lender from Borrower of a written request executed by an Authorized Officer, provided that Lender may, at its discretion, make a Disbursement upon the oral request of Borrower made by an Authorized Officer, or upon a request transmitted to Lender by telephone facsimile (“fax”) machine, or by any other form of written electronic communication (all such requests for Disbursements being hereafter referred to as “informal requests”).  In so doing, Lender may rely on any informal request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer.  Each informal request shall be promptly confirmed by a duly executed written request if Lender so requires and shall in and of itself constitute the representation of Borrower that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Disbursement and that the making of the requested Disbursement shall not cause the principal balance of the Term Loan to exceed Term Loan Commitment.  No Disbursements will be made under the Term Loan after the Conversion Date.   Each Disbursement under the Term Loan will be in a minimum amount of $1,000,000.  Upon receipt of a request for a Disbursement, or at Lender’s discretion upon receipt of an informal request for a Disbursement and upon compliance with any other conditions of lending stated in this Agreement, Lender shall disburse the amount of the requested Disbursement to Borrower.  All Disbursements by Lender and payments by Borrower shall be recorded by Lender on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of Lender.  Lender’s books and records shall be presumed prima facie to be correct as to such matters, absent manifest error.  Notwithstanding the foregoing, any formal or informal requests for a Disbursement shall be made at least two (2) days prior to the requested Disbursement Date.

(b)

The following provisions are applicable to the Term Loan:

(i)

Procedures for Electing LIBOR-based Rates -- Certain Effects of Election.  A LIBOR-based Rate may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of a LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

A.

The LIBOR-based Rate may be elected only for the Term Loan or portions of the Term Loan in a minimum amount of $1,000,000.00.

B.

No LIBOR-based Rate may be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing.

C.

On any Business Day, Borrower may request a quotation of the LIBOR-based Rate then in effect from Lender.  As soon as possible, and in any event before the close of business on the next following Business Day, Lender shall quote such LIBOR-based Rate.  Borrower shall then have until the end of the Business Day on which such quotation is given or within such shorter time as Lender may specify, to exercise its option to elect any LIBOR-based Rate quoted, subject to all other conditions and limitations stated in this Agreement.  The period for which any LIBOR-based Rate is effective shall begin on the second Business Day following the day on which the quotation is given.

D.

An election of a LIBOR-based Rate may be communicated to Lender on behalf of Borrower only by an Authorized Officer.  Such election may be communicated by telephone, or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to Lender.  At the request of Lender, Borrower shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer.  Lender shall be entitled to rely on any oral or written electronic communication of an election of an LIBOR-based Rate which is received by an appropriate Lender employee from anyone reasonably believed in good faith by such employee to be an Authorized Officer.

E.

Notwithstanding any other provision of this Agreement, Lender may elect not to quote a LIBOR-based Rate on any day on which Lender has determined that it is not practical to quote such rate because of the unavailability of sufficient funds to Lender for appropriate terms at rates approximating the relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for Lender to lend money at the LIBOR-based Rate.

F.

If, as a result of any regulatory change, the basis of taxation of payments to Lender of the principal of or any interest on any portion of the Term Loan bearing interest at a LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of Lender, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of Lender are imposed, modified, or deemed applicable, and Lender reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any portion of the Term Loan at a LIBOR-based Rate is increased by an amount deemed by it to be material, then Borrower shall pay promptly upon demand to Lender such additional amounts as Lender reasonably determines will compensate for such increased costs; provided, however, that Borrower shall not be the only borrower of Lender that is singled out from a group of similarly situated borrowers of Lender subject to this type of provision that is requested to remit increased costs.  Any determination by Lender of increased costs of maintaining deposits made pursuant to the provisions of this section shall be final, absent manifest error.

(G)

At no time shall Borrower be permitted more than five (5) different LIBOR-based Rates to be in existence at any particular time.

(ii)

Calculation of Interest.  Interest on the Term Loan shall be computed by applying the ratio of the annual interest rate over a year of 360 days if indexed to a LIBOR based Rate and 365 days if indexed to a Prime based Rate, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

(iii)

Manner of Payment - Application. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

(iv)

Prepayment.  The Term Loan may be prepaid in whole or in part without premium or penalty of any kind.  Partial prepayments, including any payment resulting from a Prepayment Event or payments of Excess Cash Flow will be applied to the future regularly scheduled quarterly principal payments as described in Section 2.a(ii) in the order of their maturity and shall operate to relieve Borrower of making subsequent regularly scheduled quarterly installment principal payments until the prepaid amount is exhausted as compared to the original plan of amortization by level quarterly principal payments.

(v)

Late Payment.  If payment is 15 days or more late, Borrower will be charged 5.0% of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of $1,500.00 per late charge.

(vi)

Default Rate of Interest.  Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following:  (a) increase the applicable interest rate on the Term Note by 2.0% per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein or in the respective Note (including any increased rate).  The interest rate will not exceed the maximum rate permitted by applicable law.

(vii)

Automatic Debit.  Borrower will cooperate with Lender to establish a mechanism under which Lender may debit when due all payments of principal and interest due under the terms of this Agreement to any deposit account of Borrower carried with Wells Fargo Bank, N.A. without further authority.

(viii)

Reimbursement of Documentation Fees and Expenses. Borrower, either upon execution of this Agreement or promptly upon demand therefor, shall reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender (including reasonable attorneys’ fees and legal expenses) incurred by it in connection with the preparation and negotiation of this Agreement and the other Loan Documents, provided however that Borrower’s liability for such expenses will be capped at $75,000.00.

Section 3.  REPRESENTATIONS AND WARRANTIES.

3.1

To induce Lender to make the Term Loan, Borrower represents and warrants to Lender that:

a.

Organization of Borrower.  Each of Borrower and each Entity Guarantor is organized, existing and in good standing under the laws of its state of incorporation or organization.  Borrower and each Entity Guarantor is qualified to do business in every jurisdiction in which:  (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of Borrower or any Entity Guarantor to material properties or Borrower’s or any Entity Guarantor’s right to enforce material contracts or result in exposure of Borrower or any Entity Guarantor to liability for material penalties in such jurisdiction.  No jurisdiction in which Borrower or any Entity Guarantor is not qualified to do business has asserted that Borrower or any Entity Guarantor is required to be qualified therein.  The principal office of Borrower is located at 2090 Marina Avenue, Petaluma, CA 94954.

b.

Authorization; No Conflict.  The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by Borrower and the Entity Guarantors, as applicable, of its respective obligations under this Agreement and all of the other Loan Documents are within Borrower’s and each Entity Guarantor’s, as applicable, corporate or limited liability company, as the case may be, powers, have been duly authorized by all necessary corporate or limited liability company, as the case may be, action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law (except for such contraventions or conflicts of law as would not reasonably be expected to have a Material Adverse Effect) or of the organizational documents of Borrower or any Entity Guarantor or of any material agreement binding upon Borrower, the Entity Guarantors or their respective properties.

c.

Validity and Binding Nature.  This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrower and each Guarantor, enforceable against each of them in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

d.

Financial Statements.  Borrower has delivered to Lender the financial statements of the Consolidated Group as of December 31, 2005, the fiscal year of the Consolidated Group then ended and interim financial statements for the fiscal quarter ending March 31, 2006.  Such statements have been prepared in accordance with generally accepted accounting principles consistently applied except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount.  Such statements present fairly, in all material respects, the financial position of the Consolidated Group as of the dates thereof and the results of its operations for the periods covered and since the date of the latest of such statements there has been no material adverse change in the financial position of the Consolidated Group, or in the results of its operations.

e.

Litigation and Contingent Liabilities.  Except as disclosed in Schedule 3.e attached hereto, no litigation, arbitration proceedings or governmental proceedings or investigations are pending or, to the knowledge of Borrower or the Consolidated Group, threatened against Borrower or any member of the Consolidated Group which would, if adversely determined, have a Material Adverse Effect.  Neither Borrower nor any Entity Guarantors has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3.d.

f.

Liens.  Except as disclosed in Schedule 3.f attached hereto and except for Permitted Liens (as defined in Section 6.b), none of the assets of Borrower or any other member of the Consolidated Group is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest.

g.

Employee Benefit Plans.  Each Plan maintained by Borrower or any member of the Consolidated Group is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and Borrower and each member of the Consolidated Group has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations.  No Plan maintained by Borrower or any member of the Consolidated Group and no trust created under any such Plan has incurred any “accumulated funding deficiency” within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits.  Borrower has no knowledge that any “reportable event” as defined in ERISA has occurred with respect to any Plan.

h.

Payment of Taxes.  Borrower and each member of the Consolidated Group has filed all federal, state and local tax returns and tax related reports which such entity is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established and for such failures to pay as would not be reasonably expected to have a Material Adverse Effect.  Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

i.

Investment Company Act.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

j.

Regulation U.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.  Not more than twenty-five percent (25%) of the assets of Borrower or of any Subsidiary of Borrower consists of margin stock, within the contemplation of Regulation U, as amended.

k.

Patriot Act.  Borrower represents and warrants that neither it nor any of its affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

l.

Compliance with Laws.  No governmental or regulatory consents, approvals or authorizations are required by Borrower or any other member of the Consolidated Group under or in connection with its entry into and performance of the Loan Documents.  Further, the entry into and performance of the Loan Documents by Borrower or any member of the Consolidated Group does not conflict with or result in a violation of any organizational documents or by-laws or any other agreement binding upon Borrower or any member of the Consolidated Group.

m.

Trailing Commissions.  As of the date hereof, no default has occurred or is continuing under any marketing, administration or other material agreement with Borrower and any insurance carrier (collectively, the “Material Agreements”) that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or materially impair the value of the Trailing Commissions (as defined in the Collection Waterfall Agreement).  Borrower will promptly notify Lender of (i) the receipt by Borrower of any oral or written notice of any material default or material breach committed by Borrower or any insurance carrier or (ii) any oral or written notice by an insurance carrier of its intention to cancel, terminate or not renew any of the Material Agreements.  No breach or default under any of the Material Agreements would result from the consummation of the transactions contemplated under this Agreement or the Loan Documents (including, without limitation, the granting of any security interest in the Trailing Commissions under the Security Agreement). Each of the Material Agreements is legal, valid and binding on the parties thereto and is enforceable in accordance with its terms.

Section 4.  GUARANTEES OF AND SECURITY FOR THE OBLIGATIONS.

a.

The Obligations will be supported by, in accordance with the provisions of the Collection Waterfall Agreement, (i) the unconditional joint and several guaranty of prompt payment of the Personal Guarantors, which guaranty shall be evidenced by an Unconditional Guarantee of Payment (the “Guaranty Agreement”) in the form of Exhibit B attached, (ii) the unconditional joint and several guaranty of prompt payment of the Entity Guarantors, which guaranty shall be evidenced by an Unconditional Guarantee of Payment (the “Guaranty Agreement”) in the form of Exhibit C attached, (collectively, the “Guaranty Agreements”) and (iii) the assignment of certain existing key man life insurance policies on the lives of Lynda L. Regan and R. Preston Pitts, which assignments shall be evidenced by an Assignment of Policy as Collateral Security in the form Exhibit D attached (collectively, the “Assignment of Policy as Collateral Security”).

b.

The Obligations of Borrower and the liability of the Entity Guarantors will be secured under the terms of a Security Agreement from Borrower and the Entity Guarantors in the form of Exhibit E attached which grants to Lender a security interest in the collateral therein described.

Section 5.  AFFIRMATIVE COVENANTS OF BORROWER.

.  Until all Obligations of Borrower terminate or are paid and satisfied in full, Borrower shall strictly observe the following covenants:

a.

Existence.  Borrower and each member of the Consolidated Group shall preserve its existence as a corporation or a limited liability company, as the case may be.

b.

Reports, Certificates and Other Information.  Borrower shall furnish, or caused to be furnished to Lender copies of the following financial statements, certificates and other information.

(i)

For the Consolidated Group, within thirty (30) calendar days after the end of the fiscal month ending May 31, 2006 and each fiscal month ending thereafter, (A) consolidated and consolidating balance sheets of the Consolidated Group as at the end of such fiscal month, setting forth in comparative form the corresponding figures as at the end of the corresponding fiscal month of the preceding year; and (B) consolidated and consolidating statements of income of the Consolidated Group for such fiscal month and for the portion of the fiscal year ended with such fiscal month, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail.

(ii)

For the Consolidated Group, within forty-five (45) calendar days after the end of the fiscal quarter ending June 30, 2006 and each fiscal quarter ending thereafter, (A) consolidated and consolidating balance sheets of the Consolidated Group as at the end of such fiscal quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding fiscal quarter of the preceding year; and (B) consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Consolidated Group for such fiscal quarter and for the portion of the fiscal year ended with such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail.  Such financial statements for the Consolidated Group shall be accompanied by a certificate of an Authorized Officer  certifying that such financial statements fairly present the consolidated and consolidating financial condition and results of operations, as the case may be, of the Consolidated Group in accordance with Agreement Accounting Principles, consistently applied, as at the end of, and for, such fiscal quarter and the portion of the fiscal year ended with such fiscal quarter, except that Investments in Subsidiaries and other Persons shall be reflected on a cost basis, minority interests need not be specified.

(iii)

For the Consolidated Group, within ninety (90) calendar days after the end of the fiscal year of the Consolidated Group (A) consolidated and consolidating balance sheets of such Consolidated Group as at the end of such fiscal year, setting forth in comparative form the corresponding figures as at the end of the preceding fiscal year; and (B) consolidated and consolidating statements of income, stockholders’ equity and cash flows of such Consolidated Group for such fiscal year, setting forth in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail.  Such financial statements of the Consolidated Group shall be accompanied by an unqualified opinion thereon of a firm of independent certified public accountants approved by Lender, which opinion shall state that such consolidated financial statements of the Consolidated Group fairly present the consolidated financial condition and results of operations of such Consolidated Group as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

(iv)

Orders.  Prompt notice of any orders in any material proceedings to which Borrower or any Entity Guarantor is a party, issued by any court or regulatory agency, federal or state, and if Lender should so request, a copy of any such order.

(v)

Notice of Default or Litigation.  Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to Borrower or any Guarantor, or the occurrence of any event which could have a Material Adverse Effect upon Borrower or any Guarantor, written notice thereof describing the same and the steps being taken with respect thereto.

(vi)

Compliance Certificate.  Not later than forty-five (45) calendar days after the end of each fiscal quarter and not later than ninety (90) days after the end of each fiscal year of Borrower, a certificate of an Authorized Officer of Borrower (A) setting forth computations showing, in detail satisfactory to Lender, whether the covenants in Section 5.f with respect to such  Consolidated Group are satisfied as of the end of such fiscal quarter or fiscal year, as the case may be, and in the case of each fiscal quarter, whether the covenants in Section 5.f with respect to the Consolidated Group are satisfied as of the end of such fiscal quarter; and (B)  either (x) stating that, to the best knowledge of the certifying Authorized Officer, each covenant and obligation under the Loan Documents to be performed or observed by or applicable to Borrower, the Consolidated Subsidiaries or the Consolidated Group has been performed and observed, or (y) if such is not the case, specifying all such Defaults and their nature and status.

(vii)

Registration Statements and Reports.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any member of the Consolidated Group with the Securities and Exchange Commission, or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Regan Holding Corp. to its shareholders generally, as the case may be.

(viii)

Budget and Forecasts.  As soon as available, but in any event not more than 90 days or less than 30 prior to the end of each fiscal year of Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Consolidated Group for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to Lender.

(ix)

Personal Guarantor Financial Information.  As soon as available, but in any event (A) within 105 days from the end of each calendar year, an updated signed personal financial statement of the Personal Guarantors in form reasonably satisfactory to Lender, and (B) within 30 days of its filing, a copy of the Personal Guarantors’ annual federal income tax return.

(x)

Other Information.  From time to time such other information concerning Borrower or the Consolidated Group or any member thereof, as Lender may reasonably request, provided however that in no event will Lender be entitled to receive from Borrower or any member of the Consolidated Group, confidential information shared with Borrower or any member of the Consolidated Group by any insurance carrier customer of Borrower or other member of the Consolidated Group.

c.

Books, Records and Inspections.  Borrower and the Consolidated Group shall maintain complete and accurate books and records, and permit access thereto by Lender for purposes of inspection, copying and audit, and Borrower shall permit Lender to inspect its properties and operations at all reasonable times.

d.

Taxes and Liabilities.  Borrower and the Consolidated Group shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

e.

Compliance with Legal and Regulatory Requirements.  Borrower and each member of the Consolidated Group shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

f.

Financial Covenants.  Borrower and the Consolidated Group shall observe each of the following financial covenants:

(i)

Minimum Consolidated Net Worth.  Not permit the Consolidated Net Worth of the Consolidated Group as of the last day of any fiscal quarter ending after the Closing Date to be less than the amounts set forth below for each corresponding date:

Date

Amount

September 30, 2006

$(3,300,000)

December 31, 2006

$(4,600,000)

March 31, 2007

$(6,400,000)

June 30, 2007

$(6,000,000)

September 30, 2007

$(5,700,000)

December 31, 2007

$(4,800,000)

March 31, 2008

$(5,500,000)

June 30, 2008

$(4,600,000)

September 30, 2008

$(3,800,000)

December 31, 2008

$(2,300,000)

March 31, 2009

$(2,400,000)

June 30, 2009

$(1,400,000)

September 30, 2009

$(100,000)

December 31, 2009

$1,100,000

March 31, 2010

$2,100,000

June 30, 2010

$3,100,000

September 30, 2010

$4,100,000

December 31, 2010

$5,000,000

and thereafter

(ii)

Maximum Leverage Ratio.  Not permit the Leverage Ratio as of the last day of any fiscal quarter to be less than the ratio set out on Schedule 5.f.(ii) attached hereto.

(iii)

Minimum Interest Coverage.  Not permit the Interest Coverage Ratio of the Consolidated Group to be less than the ratios set out on Schedule 5.f.(iii) attached hereto.

(iv)

Minimum Levels of Cash and Marketable Securities.  Not permit the combined balances of cash and marketable securities of the Consolidated Group, less the outstanding principal balance of any permitted margin loan described in Section 6j hereof and secured by a lien permitted under Section 6b(viii) hereof, to be less than $6,000,000.00.

g.

Employee Benefit Plans.  Borrower and the Consolidated Group shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

h.

Assignment of Trailing Commissions.   Immediately following an Event of Default, Borrower shall (at Lender’s request) obtain consents or acknowledgements in a form satisfactory to Lender, in its reasonable discretion, from any or all insurance carriers responsible for payment of the Trailing Commissions (as defined in the Collection Waterfall Agreement).  At a minimum, any such consents or acknowledgements will provide that the applicable insurance carrier recognizes Lender’s right to receive payment of the applicable Trailing Commissions and that such insurance carrier will pay such Trailing Commissions directly to Lender.

i.

Morgan Keegan Securities Accounts.   On or before August 20, 2006, Borrower shall arrange for the execution of securities account control agreements by and among Borrower, Lender and Morgan Keegan, which control agreements may permit withdrawals without the consent of Lender until an Event of Default) and shall be in a form satisfactory to Lender, in its discretion.  Unless and until such control agreement is executed, neither Borrower nor any member of the Consolidated Group shall make any deposits to such account with Morgan Keegan.

j.

prospectdigital as Entity Guarantor.  If the assets of prospectdigital, LLC have not been sold on or before November 1, 2006, and prospectdigital, LLC would otherwise meet the definition of Entity Guarantor under this Agreement, the Borrower and Regan Holding Corp. will thereafter promptly cause prospectdigital, LLC by means of a joinder agreement or other means reasonably selected by Lender, to become an Entity Guarantor under the terms of this Agreement and a Grantor (as such term is defined in the Security Agreement).

Section 6.  NEGATIVE COVENANTS OF BORROWER AND CONSOLIDATED GROUP.

  Until all Obligations of Borrower terminate or are paid and satisfied in full, Borrower and the Consolidated Group shall strictly observe the following covenants:

a.

Restricted Payments.  Except in order to comply with existing contractual obligations in effect as of the date of this Agreement or as described on Schedule 6a. attached hereto, neither Borrower nor any member of the Consolidated Group shall purchase or redeem any shares of the capital stock or other equity interest of Regan Holding Corp. or declare or pay any dividends or distributions thereon except for dividends or distributions payable entirely in capital stock or other equity interest.

b.

Liens.  Neither Borrower or any member of the Consolidated Group shall create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a “lien” or “liens”) with respect to any property or assets now owned or hereafter acquired except the following (collectively referred to as “Permitted Liens”):

(i)

liens in favor of Lender created pursuant to the requirements of this Agreement or otherwise;

(ii)

any lien or deposit with any governmental agency required or permitted to qualify Borrower to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

(iii)

any mechanic’s, worker’s, repairmen’s, carrier’s, warehousemen’s or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

(iv)

easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of Lender, materially detract from the value of such property or its marketability or its usefulness in the business of Borrower;

(v)

liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(vi)

liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(vii)

existing liens reflected on Schedule 3f. attached hereto; and

(viii)

existing and future liens created or arising with respect to the Non-Control Securities Accounts maintained by the Borrower with Pershing LLC in connection with a margin loan at Pershing, LLC not to exceed that amount necessary to secure such a margin loan with a principal balance not to exceed the lesser of (A) 50.0% of the value of assets in the Non-Control Securities Accounts maintained by the Borrower at Pershing LLC, (B) 15.0% of the value of assets in all Securities Accounts maintained by the Borrower at Pershing LLC (including both Control Securities Accounts and Non-Control Securities Accounts maintained with Pershing LLC, or (C) $2,000,000.

c.

Guaranties.  Neither Borrower nor any member of the Consolidated Group shall be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

(i)

guarantees in existence as of the date hereof and disclosed on Schedule 6c. attached hereto;

(ii)

 guaranties in favor of Lender; and

(iii)

guaranties by endorsement of instruments for deposit made in the ordinary course of business.

d.

Loans or Advances.  Neither Borrower nor any member of the Consolidated Group shall make or permit to exist any loans or advances to any other person or entity, except for:

(i)

existing extensions of credit as of the date hereof and disclosed on Schedule 6d. attached hereto;

(ii)

extensions of credit or credit accommodations to customers or vendors made by Borrower in the ordinary course of its business as now conducted; and

(iii)

reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of Borrower in the course of discharging their assigned duties.

e.

Mergers, Consolidations, Sales, Acquisition or Formation of Subsidiaries.  Neither Borrower or any member of the Consolidated Group shall be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity.  Neither Borrower nor any member of the Consolidated Group shall acquire any material part of the assets of any other business entity, except in the ordinary course of business.  Neither Borrower or any member of the Consolidated Group shall sell, transfer, convey or lease all or any material part of its other assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables, provided however that prospectdigital, LLC may engage in a transaction to sell all or substantially all of its assets to a third party in an arms length transaction, unless it is required to become an Entity Guarantor under the terms of this Agreement.  Neither Borrower nor any member of the Consolidated Group shall cause to be created or otherwise acquire any Subsidiaries.

f.

Margin Stock.  Borrower shall not use or cause or permit the proceeds of the Term Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

g.

Other Agreements.  Neither Borrower nor any Entity Guarantor shall enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document to which it is a party.

h.

Judgments.  No member of the Consolidated Group shall permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

i.

Principal Office.  No member of the Consolidated Group shall change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to Lender (except in case of emergency).

j.

Debt.  Except as described in Schedule 6j. attached hereto, neither Borrower nor any other member of the Consolidated Group shall incur nor permit to exist any indebtedness for borrowed money except to Lender.  For purposes of this covenant, the phrase “indebtedness for borrowed money,” shall be construed to include capital lease and operating lease obligations.

k.

Government Regulation.  No member of the Consolidated Group shall (a) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or any member of the Consolidated Group, or (b) fail to provide documentary and other evidence of Borrower’s or other member of the Consolidated Group’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s or other member of the Consolidated Group’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

l.

Fundamental Changes.

(i) No member of the Consolidated Group will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (A) any Subsidiary of Borrower may merge into Borrower in a transaction in which Borrower is the surviving corporation, and (B) any member of the Consolidated Group (other than Borrower) may merge into any other member of the Consolidated Group in a transaction in which the surviving entity is an Entity Guarantor.

(ii)  No member of the Consolidated Group will, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Consolidated Group on the date of execution of this Agreement and businesses reasonably related thereto.

(iii)  Regan Holding Corp. will not engage in any business or activity other than the ownership of the stock or other ownership interests in its subsidiaries, the owning and leasing of real property, the issuance of its securities and the making of all filings and the performance of all other obligations incident thereto, the administration of stock option and deferred compensation plans for employees and producers of its subsidiaries, the administration of its 401(k) and flexible spending plans, the payment of insurance premiums on insurance policies it holds with respect to certain of its directors and officers and the indemnification of its officers and directors, the preparation and filing of tax returns and all activities incident thereto, any activities ordinarily engaged in by a holding company, the activities it otherwise engages in as of the Closing Date and any other activities incidental to any of the foregoing.

m.

Deposit Accounts.  Schedule 6.m attached hereto contains a listing of all deposit accounts maintained by Borrower or any Entity Guarantor.  Neither Borrower nor any Entity Guarantor shall open any deposit account (other than the Deposit Accounts) without prior written approval of Lender.  Neither Borrower or any Entity Guarantor shall deposit or cause to be deposited any Trailing Commissions received from any insurance carrier or other payor owed to Borrower, into any Deposit Account other than the Deposit Account designated by Borrower to Lender as the Deposit Account which will receive such Trailing Commissions.  Neither Borrower nor any Entity Guarantor will maintain on deposit with SunTrust Bank more than those amounts reasonably necessary to provide for payments of indebtedness owed to SunTrust Bank and to maintain the minimum balance requirements of the account not more than three months in advance.

n.

Securities Accounts.  Schedule 6.n attached hereto contains a listing of all Securities Accounts (with account balances as of May 31, 2006) maintained by Borrower or any Entity Guarantor.  Neither Borrower nor any Entity Guarantor shall open any securities account (other than the Securities Accounts) without prior written approval of Lender.

Section 7.  CONDITIONS OF LENDING.

  The obligation of Lender to make any disbursement of the Term Loan proceeds shall be subject to fulfillment of each of the following conditions precedent:

a.

No Default.  No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of Borrower contained in Section 3 shall be true and correct as of the date of this Agreement and as of the date of each disbursement of the Loan Proceeds, except that after the date of this Agreement:  (i) the representations contained in Section 3.d will be construed so as to refer to the latest financial statements furnished to Lender by Borrower pursuant to the requirements of this Agreement,  and (ii) all other representations will be construed to have been amended to conform with any changes of which Lender shall previously have been given notice in writing by Borrower.

b.

Documents to be Furnished at Closing.  Lender shall have received contemporaneously with the execution of this Agreement, the following, each duly executed, currently dated and in form and substance satisfactory to Lender:

(i)

The Term Note.

(ii)

The Guaranty Agreements.

(iii)

The Security Agreement and any other documents, agreements, control agreement or acknowledgements from Borrower, any Entity Guarantor, or any third party reasonably deemed necessary to perfect the security interest in any collateral covered by the Security Agreement.

(iv)

A Borrower’s Certificate which includes copies of Borrower’s organizational documents together with a copy of a resolution adopted by the appropriate parties of Borrower authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which Borrower is a party.

(v)

A Guarantor’s Certificate for each Entity Guarantor which includes copies of the respective Entity Guarantor’s organizational documents together with a copy of a resolution adopted by the appropriate parties of the respective Entity Guarantor authorizing the execution, delivery and performance, respectively, of the Guaranty and the other Loan Documents provided for in this Agreement to which such Entity Guarantor is a party.

(vi)

The opinion of counsel for Borrower and the Guarantors addressed to Lender in such form as may be reasonably acceptable to Lender.

(vii)

Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

(viii)

The documentation reimbursement fee required under the terms of Section 2.b(viii).

(ix)

Patriot Act compliance documentation provided by Borrower and the Guarantors.

(x)

The Assignment of Policy as Collateral Security.

(xi)

Such other documents as Lender may reasonably require.

c.

Documents to be Furnished at Time of Each Advance.  Lender shall have received the following prior to making any Advance, each duly executed and currently dated, unless waived at Lender’s discretion as provided in Section 2.a(v):

(i)

An application for the advance under the Term Loan.

(ii)

An Officer’s Certificate.

(iii)

Such other documents as Lender may reasonably require.

Section 8.  EVENTS OF DEFAULT.

  Any of the following events will be an Event of Default (“Event of Default”):

a.

any representation or warranty made by Borrower or any Guarantor herein or in any of the Loan Documents is incorrect when made or reaffirmed; or

b.

Borrower or Guarantors default in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise and such default shall not have been cured within two (2) Business Days; or

c.

Borrower or Guarantors fail to observe or perform any covenant, condition or agreement herein (other than as provided in Section 8(b) above) or in any other Loan Document and fail to cure such default within thirty (30) days of the occurrence thereof, provided that such thirty (30) day grace period will not apply to (i) a breach of any covenant which in Lender’s good faith judgment is incapable of cure, (ii) any failure to maintain insurance as currently maintained, or permit inspection of the books and records of Borrower or the Guarantors, (iii) any breach in any negative covenant set forth in Section 6 hereof, whether by Borrower or any Entity Guarantor, or (iv) any breach of any covenant which has already occurred; or

d.

any event occurs which might, in Lender’s reasonable opinion, have a Material Adverse Effect on Borrower’s or any Entity Guarantor’s financial condition, operations, assets or prospects, or on any other property securing the repayment of the Obligations; or

e.

except for redemptions required under those agreements described on Schedule 6f., (i) any transaction or series of related transactions which result in a Change in Control or (ii) a change in the ownership (whether legal or beneficial) of any Entity Guarantor, in each case without the prior written consent of Lender; or

f.

an Event of Default or default occurs under any Loan Document which is not cured within any applicable grace and cure period; or

g.

the dissolution or liquidation of Borrower or any of the Entity Guarantors; or

h.

one or more judgments for the payment of money in an aggregate amount in excess of $100,000.00 shall be rendered against Borrower or any Entity Guarantor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or any Entity Guarantor to enforce any such judgment or Borrower or any Entity Guarantor shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; or

i.

the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; or (iii) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Lender in writing.

Section 9.  EFFECT OF EVENT OF DEFAULT.

  If any Event of Default described in Section 8.1 shall occur, maturity of the Term Loan shall immediately be accelerated and the Term Note and the Term Loan evidenced thereby, and all other indebtedness and any other payment Obligations of Borrower to Lender shall become immediately due and payable, all without notice of any kind.  When any other Event of Default has occurred and is continuing, Lender or any other holder of the Note may accelerate payment of the Term Loan and declare the Note and all other payment Obligations due and payable, whereupon maturity of the Term Loan shall be accelerated and the Note and the Term Loan evidenced thereby, and all other payment Obligations shall become immediately due and payable, all without notice of any kind.  Lender or such other holder shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.  The remedies of Lender specified in this Agreement or in any other Loan Document shall not be exclusive, and Lender may avail itself of any other remedies provided by law as well as any equitable remedies available to Lender.

Section 10.  WAIVER - AMENDMENTS.

  No delay on the part of Lender, or any holder of the Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by Lender.

Section 11.  NOTICES.

  Any notice given under or with respect to this Agreement to Borrower or Lender shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to Borrower or Lender (or other holder of the Note) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose.  The addresses referred to are as follows:

As to Borrower:

LEGACY MARKETING GROUP

 2090 Marina Avenue

 Petaluma, CA 94954

 Attention:  R. Preston Pitts, President

As to Lender:

WASHINGTON NATIONAL INSURANCE COMPANY

 11815 North Pennsylvania St.

 Carmel, IN 46032

 Attention:  David Barra, Senior Vice President

 And

WASHINGTON NATIONAL INSURANCE COMPANY

 11815 North Pennsylvania St.

 Carmel, IN 46032

 Attention:  Ronald Jackson, Vice President

Section 12.  COSTS, EXPENSES AND TAXES.

  Borrower shall pay or reimburse Lender on demand for all reasonable out-of-pocket costs and expenses of Lender (including reasonable attorneys’ fees and legal expenses) incurred by it in connection with the enforcement, or restructuring in the nature of a workout, of this Agreement or any other Loan Document.  Borrower shall also reimburse Lender for expenses incurred by Lender in connection with any audit of the books and records or physical assets of Borrower conducted pursuant to any right granted to Lender under the terms of this Agreement or any other Loan Document; provided, however, that if there is no existing Event of Default, then Borrower’s liability for such expenses will be limited to an amount equivalent to one half (1/2) of Lender’s expenses (Borrower’s portion of such expenses not to exceed $50,000.00 per audit).  Such reimbursement shall include, without limitation, reimbursement of Lender for its overhead expenses reasonably allocated to such audits.  In addition, Borrower shall pay or reimburse Lender for all expenses incurred by Lender in connection with the perfection of any security interests or mortgage liens granted to Lender by Borrower and for any stamp or similar documentary or transaction taxes which may be payable in connection with the execution or delivery of this Agreement or any other Loan Document or in connection with any other instruments or documents provided for herein or delivered or required in connection herewith including, without limitation, expenses incident to any lien or title search or title insurance commitment or policy.  All obligations provided for in this Section shall survive termination of this Agreement.

Section 13.  CONFIDENTIALITY.

  Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by requirement of law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of any of its rights or obligations under this Agreement, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender on a nonconfidential basis from a source other than Borrower.  For the purposes of this Section, “Information” means all information received from a member of the Consolidated Group relating to a member of the Consolidated Group or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by a member of the Consolidated Group.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 14.  SEVERABILITY.

  If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

Section 15.  CAPTIONS.

  Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

Section 16.  GOVERNING LAW - JURISDICTION.

  Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Illinois, notwithstanding the fact that Illinois conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.  Borrower consents to the jurisdiction of any state or federal court located within Cook County, Illinois, and waives personal service of any and all process upon Borrower.  All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to Borrower at the address stated in Section 11.  Borrower waives any objection which such Borrower may have to any proceeding commenced in a federal or state court located within Cook County, Illinois, based upon improper venue or forum non conveniens.  Nothing contained in this Section shall affect the right of Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

Section 17.  PRIOR AGREEMENTS.

  This Agreement supersedes all previous agreements and commitments made by Lender and Borrower with respect to the Term Loan and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by Lender.

Section 18.  SUCCESSORS AND ASSIGNS.

  This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns (“Assigns”), provided that Borrower’s rights under this Agreement shall not be assignable without the prior written consent of Lender.

Section 19.  INFORMATION SHARING.

  Borrower agrees that Lender may provide any information Lender may have about Borrower or about any matter relating to this Agreement and the Obligations to Lender or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Term Loan.  Borrower agrees that Lender may at any time sell, assign or transfer one or more interests of participations in all or any part of its rights or obligations in this Agreement or the Term Loan to one or more purchaser whether or not related to Lender.

Section 20.  INDEMNIFICATION.

  Borrower shall indemnify Lender, its Affiliates and the respective directors, officers, employees, agents and advisors of such Person of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Term Loan or any other transactions contemplated hereby, (ii) the Term Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

Section 21.  PARTIAL RELEASES OF COLLATERAL AND CONSENTS.

  So long as there exists no uncured Event of Default or Unmatured Event of Default, or an Event of Default would be triggered by any of the following described transactions, (a) to the extent that the Lender has a perfected lien on any assets of the Borrower or any Entity Guarantor which Borrower or any Entity Guarantor is permitted to transfer without full or partial payment of the Term Loan, or (b) to the extent that any transfer of assets by any other member of the Controlled Group may be made without full or partial prepayment of the Term Loan, and in the case of either (a) or (b) Lender is required to consent prior to such transaction, the Lender agrees that any such partial release or consent by Lender will not be unreasonably withheld or delayed following receipt of any such request.

Section 22.  JURY WAIVER.

  BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

[SIGNATURE PAGE FOLLOWS – REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties by their respective duly authorized officers or other representatives have executed this Credit Agreement as of July 20, 2006

LEGACY MARKETING GROUP

By:/s/ R. Preston Pitts

      R. Preston Pitts, President

WASHINGTON NATIONAL INSURANCE COMPANY

By:/s/ Ronald F. Ruhl

      Ronald F. Ruhl, Executive Vice President